NEWS RELEASE

                                                                        CONTACT:
                                                                Robert R. Friedl
                            Vice President - Finance and Chief Financial Officer
                                                   Columbus McKinnon Corporation
                                                                    716-689-5479

          COLUMBUS MCKINNON REPORTS FISCAL 2004 FOURTH QUARTER AND FULL
           YEAR RESULTS NET SALES INCREASE 10% OVER FISCAL 2004 THIRD
                    QUARTER AND 2.0% OVER PRIOR YEAR QUARTER

    AMHERST, N.Y., May 18, 2004 -- Columbus McKinnon Corporation (Nasdaq: CMCO), a leading designer and manufacturer of material handling products, today announced its financial results for the fiscal 2004 fourth quarter and full year, which ended on March 31, 2004.

    Columbus McKinnon's fiscal 2004 fourth quarter consolidated net sales increased to $121.2 million, reflecting a 10% increase over Fiscal 2004 third quarter and a 2.0% increase from a year ago. Adjusting for divestures and currency translation, sales increased by 3.3% over last year's comparable quarter. The Company's net loss for the fourth quarter of fiscal 2004 was $(1.5 million) or $(0.10) per diluted share, an improvement of $6.6 million or $0.45 per diluted share from a net loss of ($8.1 million) or ($0.55) per diluted share in the year-ago quarter. Results for the fourth quarter of fiscal 2004 include a charge of $3.9 million on the sales of its Positech and Lister divisions previously announced. Results for the fourth quarter of fiscal 2003 include $4.0 million in pre-tax charges related to goodwill impairment and $2.9 million of restructuring charges. Income from operations for the fiscal 2004 fourth quarter was $9.8 million, a $10.4 million improvement from the loss from operations of ($0.6 million) in the fiscal 2003 fourth quarter.

    Net sales for fiscal 2004 were $444.6 million, compared with $453.3 million in fiscal 2003, which is primarily attributable to the divestiture of certain businesses. The Company's net income for fiscal 2004 was $1.2 million or $0.08 per diluted share, an improvement of $15.2 million or $1.05 per diluted share from a net loss of ($14.0 million) or ($0.97) per diluted share in fiscal 2003. In addition to the $3.9 million loss on asset dispositions noted above, results for fiscal 2004 include restructuring charges of $1.2 million, a $1.9 million gain on the settlement of an interest rate swap and a $3.2 million gain related to the sale of real estate. Results for fiscal 2003 include a total of $12.0 million of goodwill impairment write-downs and restructuring charges of $3.7 million.

    Timothy T. Tevens, President and Chief Executive Officer, commented, "Columbus McKinnon's financial performance and outlook continues to improve with fourth quarter sales and operating earnings at their highest level in fiscal years 2004 and 2003. Net sales increased 10 percent over the previous quarter and two percent over last year, and represent the highest quarterly net sales level since the September 2001 quarter. Adjusting for currency fluctuations during the year, our core Products segment revenues rebounded from softness earlier in the year, helping to dampen the impact of the decline in the Solutions segment. Our initiatives to further reduce operating costs and debt also had a favorable effect on this quarter's operating results with gross profit margins increasing over last year to
    24.2 percent from 22.6 percent, and SG&A and interest expenses declining significantly. During the quarter, we also divested our Positech and Lister divisions and we continue to work toward the sale of less synergistic divisions and surplus real estate."

    Consistent with the strategic direction of Columbus McKinnon, the funded debt, net of $11.1 million of cash at March 31, 2004 was $282.3 million, a $12.4 million reduction from $294.7 million at December 28, 2003 and a $32.1 million reduction from $314.4 million at March 31, 2003. Net cash provided by operations increased by $12.2 million to $26.4 million for fiscal 2004 over $14.2 million in 2003.

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    Mr.  Tevens  concluded,  "Fiscal  2004 was a year of  continued  progress in making Columbus McKinnon's cost structure and manufacturing operations more competitive, while stabilizing sales, improving operating profitability, and reducing debt by over $30 million. In fact, Columbus McKinnon has achieved a $114 million reduction in debt, net of cash over the last three years, despite one of the worst industrial recessions in the history of the Company. Columbus McKinnon remains a North American market leader in our key product lines: hoists, chain and forgings, and cranes. As our next fiscal year begins, we continue to be encouraged by trends in most areas of our business and look forward to making further progress in improving CM's financial performance and competitive position."

    Columbus  McKinnon  is a leading  worldwide  designer  and  manufacturer  of material handling products, systems and services, which efficiently and ergonomically move, lift, position or secure material. Key products include hoists, cranes, chain and forged attachments. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available on its web site at http://www.cmworks.com .

    A teleconference/webcast has been scheduled for May 18, 2004 at 10:00 AM Eastern Time at which the executive officers of Columbus McKinnon will discuss the company's financial results and strategy. The webcast will be accessible at Columbus McKinnon's web site: http://www.cmworks.com. It will also be broadcast over the FirstCall Events web site at: Thomson Financial Network at: http://www.firstcallevents.com/service/ajwz406649560gf12.html.

    You must have Windows Media Player or RealPlayer's audio software on your computer to listen to the call. Both are available for downloading on the Columbus McKinnon web site and the FirstCall Events web site at no charge.

    An audio recording of the call will be available two hours after its completion and until July 16, 2004 by dialing 1-800-925-0870. Alternatively, you may access an archive of the call until July 16, 2004 on Columbus McKinnon's web site at: http://www.cmworks.com/invrel/presentation.asp. The call will also be archived on the FirstCall Events web site until July 16, 2004.

         This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the Company's ability to amend its debt covenants with its lenders, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.


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                          Columbus McKinnon Corporation
                      Consolidated Statements of Operations

                                                                                        THREE MONTHS ENDED
                                                                          -----------------------------------------------
                                                                                  3/31/04                3/31/03
                                                                          -----------------------------------------------
                                                                                      (In thousands, except
                                                                                  per share and percentage data)

 Net sales                                                                   $     121,179          $     118,807
 Cost of products sold                                                              91,856                 91,975
                                                                          -----------------------------------------------
 Gross profit                                                                       29,323                 26,832
 Gross profit margin                                                                 24.2%                  22.6%
 Selling, general and administrative expense                                        19,868                 20,770
 Restructuring charges                                                                (411)                 2,857
 Amortization                                                                           83                  3,846
                                                                          -----------------------------------------------
 Income from operations                                                              9,783                   (641)
 Interest and debt expense                                                           6,916                  8,637
 Interest and other income (expense)                                                (2,468)                   830
                                                                          -----------------------------------------------

 Income (loss) before income tax                                                       399                 (8,448)
 Income tax expense (benefit)                                                        1,910                   (396)
                                                                          -----------------------------------------------
 Net loss                                                                    $      (1,511)         $      (8,052)
                                                                          ===============================================


     Average basic and diluted shares outstanding                                   14,558                 14,516
     Basic and diluted loss per share                                        $       (0.10)         $       (0.55)
                                                                          ===============================================


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                          Columbus McKinnon Corporation
                      Consolidated Statements of Operations

                                                                                            YEAR ENDED
                                                                          -----------------------------------------------
                                                                                  3/31/04                3/31/03
                                                                          -----------------------------------------------
                                                                                      (In thousands, except
                                                                                  per share and percentage data)

 Net sales                                                                   $     444,591          $     453,320
 Cost of products sold                                                             339,745                345,986
                                                                          -----------------------------------------------
 Gross profit                                                                      104,846                107,334
 Gross profit margin                                                                 23.6%                  23.7%
 Selling, general and administrative expense                                        73,357                 74,011
 Restructuring charges                                                               1,239                  3,697
 Amortization                                                                          383                  4,246
                                                                          -----------------------------------------------
 Income from operations                                                             29,867                 25,380
 Interest and debt expense                                                          28,856                 32,008
 Interest and other income                                                           4,191                  2,149
                                                                          -----------------------------------------------
 Income (loss) before income tax expense and cumulative
    effect of accounting change                                                      5,202                 (4,479)
 Income tax expense                                                                  4,009                  1,532
                                                                          -----------------------------------------------
 Income (loss) before cumulative effect of accounting change                         1,193                 (6,011)
 Cumulative effect of accounting change                                                  -                 (8,000)
                                                                          -----------------------------------------------
 Net income (loss)                                                           $       1,193          $     (14,011)
                                                                          ===============================================


     Average basic shares outstanding                                               14,553                 14,496
     Average diluted shares outstanding                                             14,554                 14,496

     Basic and diluted income (loss) per share:
        Income (loss) before cumulative effect of accounting
            change                                                           $        0.08          $      (0.42)
        Cumulative effect of accounting change                                           -                 (0.55)
                                                                          -----------------------------------------------
        Net income (loss)                                                    $        0.08          $      (0.97)
                                                                          ===============================================


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                                                  COLUMBUS McKINNON CORPORATION
                                                   CONSOLIDATED BALANCE SHEETS
                                                          (In Thousands)


                                                                                             3/31/04         3/31/03
                                                                                        ----------------------------------
                                        ASSETS
Current assets:
     Cash and cash equivalents                                                            $     11,101     $      1,943
     Trade accounts receivable                                                                  84,374           79,335
     Unbilled revenues                                                                           5,160            8,861
     Inventories                                                                                69,119           78,613
     Net assets held for sale                                                                    2,790            1,800
     Prepaid expenses                                                                           15,486           10,819
                                                                                        ----------------------------------
Total current assets                                                                           188,030          181,371
Net property, plant, and equipment                                                              58,773           67,295
Goodwill and other intangibles, net                                                            192,963          195,129
Marketable securities                                                                           25,355           21,898
Deferred taxes on income                                                                         6,388           15,245
Other assets                                                                                     1,854            1,668
                                                                                        ----------------------------------
Total assets                                                                              $    473,363     $    482,606
                                                                                        ==================================


                         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Notes payable to banks                                                               $      5,471     $      2,245
     Trade accounts payable                                                                     30,076           28,654
     Accrued liabilities                                                                        48,416           36,540
     Restructuring reserve                                                                         561            2,331
     Current portion of long-term debt                                                           2,205            4,981
                                                                                        ----------------------------------
Total current liabilities                                                                       86,729           74,751
Senior debt, less current portion                                                              121,603          109,355
Subordinated debt                                                                              164,131          199,734
Other non-current liabilities                                                                   37,922           46,059
                                                                                        ----------------------------------
Total liabilities                                                                              410,385          429,899
                                                                                        ----------------------------------
Shareholders' equity:
     Common stock                                                                                  149              149
     Additional paid-in capital                                                                103,914          104,412
     Accumulated deficit                                                                       (25,354)         (26,547)
     ESOP debt guarantee                                                                        (5,116)          (5,709)
     Unearned restricted stock                                                                     (39)            (208)
     Accumulated other comprehensive loss                                                      (10,576)         (19,390)
                                                                                        ----------------------------------
Total shareholders' equity                                                                      62,978           52,707
                                                                                        ----------------------------------
Total liabilities and shareholders' equity                                                $    473,363     $    482,606
                                                                                        ==================================

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                                              COLUMBUS McKINNON CORPORATION
                                           CONSOLIDATED STATEMENTS OF CASH FLOW


                                                                                                 YEAR ENDED
                                                                                     -------------------------------------
                                                                                          3/31/04           3/31/03
                                                                                     -------------------------------------
                                                                                               (In Thousands)
OPERATING ACTIVITIES:
Net income (loss) before cumulative accounting change                                   $      1,193      $     (6,011)
Adjustments to reconcile net income (loss) before cumulative accounting change to net cash provided (used in) operating activities:
     Depreciation and amortization                                                            10,126            14,803
     Deferred income taxes                                                                     6,413              (713)
     Loss on divestitures                                                                      3,875             1,357
     Gain on sale of real estate/investments                                                  (5,143)           (1,949)
     Gain on early retirement of 2008 bonds                                                   (5,590)                -
     Amortization/write-off of deferred financing costs                                        6,613             3,696
     Other                                                                                        67            (1,045)
       Changes in operating assets and liabilities:
          Trade accounts receivable and unbilled revenues                                      1,140            (1,214)
          Inventories                                                                          8,351            11,379
          Prepaid expenses                                                                    (1,332)           (2,891)
          Other assets                                                                          (181)            3,915
          Trade accounts payable                                                                (976)           (4,820)
          Accrued and non-current liabilities                                                  1,813            (2,328)
                                                                                     -------------------------------------
Net cash provided by operating activities of continuing operations                            26,369            14,179
                                                                                     -------------------------------------
INVESTING ACTIVITIES:
(Purchase) sale of marketable securities, net                                                    110              (672)
Capital expenditures                                                                          (3,619)           (5,040)
Proceeds from sale of businesses and fixed assets                                              4,402            17,262
Net assets held for sale                                                                       3,376             4,418
                                                                                     -------------------------------------
Net cash provided by investing activities of continuing operations                             4,269            15,968
                                                                                     -------------------------------------
FINANCING ACTIVITIES:
Net payments under revolving line-of-credit agreements                                      (332,218)         (282,211)
Borrowings under revolving line-of-credit agreements                                         325,326           249,081
Repayment of debt                                                                           (125,764)           (1,395)
Payment of deferred financing costs                                                           (4,432)           (8,188)
Proceeds from issuance of long-term debt                                                     115,000                 -
Other                                                                                            593               805
                                                                                     -------------------------------------
Net cash used in financing activities of continuing operations                               (21,495)          (41,908)
Effect of exchange rate changes on cash                                                           15               132
                                                                                     -------------------------------------
Net cash provided by (used in) continuing operations                                           9,158           (11,629)
Net cash provided by discontinued operations                                                       -               504
                                                                                     -------------------------------------
Net change in cash and cash equivalents                                                        9,158           (11,125)
Cash and cash equivalents at beginning of period                                               1,943            13,068
                                                                                     -------------------------------------
Cash and cash equivalents at end of period                                              $     11,101      $      1,943
                                                                                     =====================================

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                          COLUMBUS McKINNON CORPORATION - BUSINESS SEGMENT DATA




                                                               PRODUCTS              SOLUTIONS           CONSOLIDATED
                                                            --------------------------------------------------------------
                                                                        (IN THOUSANDS, EXCEPT FOR PERCENTAGES)

   Quarter ended 3/31/04
       Net sales                                               $    111,108         $     10,071         $    121,179
       Gross profit                                                  29,091                  232               29,323
              Margin                                                  26.2%                 2.3%                24.2%
       Income (loss) from operations before
         amortization and restructuring charges                      11,231               (1,776)               9,455
              Margin                                                  10.1%               (17.6%)                7.8%


   Quarter ended 3/31/03
       Net sales                                               $    101,781         $     17,026         $    118,807
       Gross profit                                                  25,369                1,463               26,832
              Margin                                                  24.9%                 8.6%                22.6%
       Income (loss) from operations before
         amortization and restructuring charges                       7,062               (1,000)               6,062
              Margin                                                   6.9%                (5.9%)                5.1%


   Year ended 3/31/04
       Net sales                                               $    394,160         $     50,431         $    444,591
       Gross profit                                                  99,255                5,591              104,846
              Margin                                                  25.2%                11.1%                23.6%
       Income (loss) from operations before
         amortization and restructuring charges                      33,511               (2,022)              31,489
              Margin                                                   8.5%                (4.0%)                7.1%


   Year ended 3/31/03
       Net sales                                               $    388,076         $     65,244         $    453,320
       Gross profit                                                  98,752                8,582              107,334
              Margin                                                  25.4%                13.2%                23.7%
       Income (loss) from operations before
         amortization and restructuring charges                      33,593                 (270)              33,323
              Margin                                                   8.7%                (0.4%)                7.4%

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                          COLUMBUS McKINNON CORPORATION
                         OTHER CONSOLIDATED INFORMATION

                                                                   MARCH 31, 2004         MARCH 31, 2003
                                                                   --------------         --------------
   Backlog (in thousands)
       Products segment                                            $       45,297         $       41,670
       Solutions segment                                                    9,183                 10,514

   Trade accounts receivable -
       Days sales outstanding                                                62.9                   61.3

   Inventory turns per year (based on
       cost of products sold)                                                5.3x                   4.6x

   Trade accounts payable -
       Days payables outstanding                                             29.6                   28.7

   Debt to total capitalization percentage                                  82.3%                  85.7%

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